Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 10, 2003 relating to the financial statements and financial statement schedule, which appears in Veritas DGC’s Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
May 28, 2004